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                     [LETTERHEAD OF BEARDEN & SMITH, P.C.]



November 9, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re:  Lahaina Acquisitions, Inc.
     File Ref. No. 0-27480

Dear Sir/Madam:

We have read the disclosures made by the Registrant in their Form 8-K/A No. 3 and have no disagreements with what has been stated.

Sincerely,


/s/ Bearden & Smith, P.C.
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BEARDEN & SMITH, P.C.